UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2020

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-35784	98-0691007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	NCLH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Beginning on April 28, 2020, NCL Corporation Ltd. (“NCLC”), a subsidiary of Norwegian Cruise Line Holdings Ltd. (the “Company”), amended the credit facilities secured by Pride of America, Norwegian Epic and Norwegian Jewel to extend the maturity of, or defer amortization with respect to, certain of the debt outstanding under the agreements. The amendments for the Pride of America and Norwegian Epic facilities detailed below provide $905 million of incremental liquidity to the Company through May 2021.  Subject to NCLC consummating a debt or equity financing resulting in at least $1.0 billion of aggregate gross proceeds prior to June 30, 2020, the incremental liquidity will increase by approximately $75 million in connection with the amendment to the Norwegian Jewel facility, and the maturity of the Norwegian Epic facility will be further extended to March 2022. This $980 million incremental liquidity is in addition to the previously disclosed $386 million of incremental liquidity related to the amendment of certain of our export-credit backed facilities to incorporate the 12-month debt holiday initiative offered to the cruise industry by Euler Hermes Aktiengesellschaft (“Hermes”), the official export credit agency of Germany.

Pride of America

On April 28, 2020, NCLC entered into an amendment agreement (the “Pride of America Amendment”), among NCLC, as borrower, Pride of America Ship Holding, LLC, an indirect subsidiary of NCLC, as subsidiary guarantor, lenders holding 100% of the term loans outstanding under the Existing Pride of America Facility (as defined below) and Nordea Bank Abp, New York Branch, as administrative agent, which supplements the Credit Agreement, dated as of January 10, 2019 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Pride of America Facility,” and as further amended by the Pride of America Amendment, the “Pride of America Credit Facility”), among NCLC, as borrower, the lenders party thereto, Nordea Bank Abp, New York Branch, as administrative agent and collateral agent, and Nordea Bank Abp, New York Branch, Mizuho Bank, td., MUFG Bank, Ltd., and Skandinaviska Enskilda Banken AB (Publ), as joint bookrunners, arrangers and co-documentation agents. The Pride of America Amendment provides that, among other things, (a) the maturity date of the Pride of America Credit Facility will be extended to January 10, 2022 and (b) the loans under the Pride of America Credit Facility from January 10, 2021 to January 10, 2022 shall accrue interest (x) in the case of Eurocurrency loans, at a per annum rate based on LIBOR plus a margin of 1.75% or (y) in the case of base rate loans, at a per annum rate based on the base rate plus a margin of 0.75%. This summary of the Pride of America Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Norwegian Epic

On April 30, 2020, NCLC entered into an incremental assumption agreement (the “Epic Incremental Assumption Agreement”), among NCLC, Norwegian Epic, Ltd. (“Epic”), an indirect subsidiary of NCLC, as borrower, lenders holding 100% of the revolving facility commitments outstanding under the Existing Epic Credit Facility (as defined below) and JPMorgan Chase Bank, N.A., as administrative agent, which supplements the Credit Agreement, dated as of March 5, 2020 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Epic Credit Facility,” and as further amended by the Epic Incremental Assumption Agreement, the “Epic Credit Facility”), among NCLC, as guarantor, Epic, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., Citibank, N.A., and Barclays Bank PLC, as joint bookrunners and joint lead arrangers, Mizuho Bank, Ltd., as syndication agent, and Citibank, N.A., Barclays Bank PLC, MUFG Bank, Ltd., UBS AG, Stamford Branch, and Citizens Bank, N.A., as co-documentation agents. The Epic Incremental Assumption Agreement provides that, among other things, the maturity date of the revolving facility commitments under the Epic Credit Facility will be extended to June 2, 2021 (which shall automatically be further extended to March 3, 2022 if NCLC consummates a debt or equity financing resulting in at least $1.0 billion of aggregate gross proceeds prior to June 30, 2020 (the “Capital Raise Condition”)). The revolving facility loans will accrue interest (x) in the case of Eurocurrency loans, at a per annum rate based on LIBOR plus a margin of 1.75% or (y) in the case of base rate loans, at a per annum rate based on the base rate plus a margin of 0.75%. In addition, consistent with our recently closed amendments to our Hermes-backed credit facilities, additional restrictions on restricted payments and certain other incurrence covenants were added. This summary of the Epic Incremental Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Norwegian Jewel

On May 1, 2020, NCLC entered into an amendment agreement (the “Jewel Amendment”), among NCLC, as borrower, Norwegian Jewel Limited, an indirect subsidiary of NCLC, as subsidiary guarantor, lenders holding 100% of the term loans outstanding under the Existing Jewel Credit Agreement (as defined below) and Bank of America, N.A., as administrative agent, which amends the Credit Agreement, dated as of May 15, 2019 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Jewel Credit Agreement,” and as further amended by the Jewel Amendment, the “Jewel Credit Facility”), among NCLC, as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent, Bank of America, N.A., Branch Banking & Trust Company, Fifth Third Bank and Mizuho Bank, Ltd., as joint bookrunners and arrangers, and Bank of America, N.A., Branch Banking & Trust Company, Fifth Third Bank and Mizuho Bank, Ltd., as co-documentation agents. The Jewel Amendment provides that, among other things, (a) amortization payments due within the period from satisfaction of the Capital Raise Condition to May 1, 2021 (the “Jewel Deferral Period”) on the loans under the Existing Jewel Credit Agreement held by the lenders will be deferred, (b) the principal amount so deferred will constitute a separate tranche of loans under the Jewel Credit Facility (the “Deferred Jewel Loans”) and (c) the amortization payment that would have otherwise been due on May 15, 2020 shall instead be due on June 30, 2020. The Deferred Jewel Loans will accrue interest (x) in the case of Eurocurrency loans, at a per annum rate based on LIBOR plus a margin of 2.50% or (y) in the case of base rate loans, at a per annum rate based on the base rate plus a margin of 1.50%. After the end of the Jewel Deferral Period, the Deferred Jewel Loans will amortize in an aggregate principal amount equal to 25% per annum of the Deferred Jewel Loans outstanding after the date of the Jewel Amendment, in semiannual installments with the remaining balance to be paid at maturity. In addition, consistent with our recently closed amendments to our Hermes-backed credit facilities, additional restrictions on restricted payments and certain other incurrence covenants were added. This summary of the Jewel Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibt Number	Description
10.1	Amendment Agreement, dated as of April 28, 2020, among NCL Corporation Ltd., as borrower, Pride of America Ship Holding, LLC, as subsidiary guarantor, Nordea Bank Abp, New York Branch, as administrative agent, and the other parties thereto, which supplements the Credit Agreement, dated as of January 10, 2019. #
10.2	Incremental Assumption Agreement, dated as of April 30, 2020, among NCL Corporation Ltd., Norwegian Epic, Ltd. as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto, which supplements the Credit Agreement, dated as of March 5, 2020. #
10.3	Amendment Agreement, dated as of May 1, 2020, among NCL Corporation Ltd., as borrower, Norwegian Jewel Limited, as subsidiary guarantor, the lenders party thereto and Bank of America, N.A., as administrative agent, which amends the Credit Agreement, dated as of May 15, 2019. #
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

# Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Norwegian Cruise Line Holdings Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 4, 2020

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:	/s/ Mark A. Kempa
Name:	Mark A. Kempa
Title:	Executive Vice President and Chief Financial Officer